Exhibit 10.49

SIXTH AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

        This Sixth Amendment to Amended and Restated Loan Agreement (this "Sixth Amendment") is made as of the 28 th day of September, 2001 by Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("Borrower"), and LaSalle Bank National Association, a national banking association ("LaSalle").

WITNESSETH:

        WHEREAS, Borrower and LaSalle are all of the parties to that certain Amended and Restated Loan Agreement dated as of February 28, 1998, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of July 31, 1998 (the "First Amendment"), that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 1, 1999 ("Second Amendment"), that certain Third Amendment to Amended and Restated Loan Agreement dated as of February 1, 2000 ("Third Amendment"), that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of April 3, 2000 ("Fourth Amendment"), and that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of March 30, 2001 ("Fifth Amendment") (the Amended and Restated Loan Agreement, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, as further amended, restated, modified or supplemented and in effect from time to time, being herein referred to as the "Loan Agreement"); and

        WHEREAS, Borrower has requested that LaSalle amend the Loan Agreement with respect to certain matters, and LaSalle is agreeable to such request, on and subject to the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

  1.
  Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

  2.
  Amendment. The Loan Agreement is hereby amended as follows:

  a.
  By deleting Section 13.1 in its entirety and replacing it with the following:

            "Section 13.1 Minimum Debt Service Coverage Ratio. The Borrower shall maintain a minimum Debt Service Coverage Ratio, measured as of the end of any fiscal quarter of the Borrower and for the four fiscal quarters then ended, of 1.10 to1.00; provided, however, that the Borrower shall maintain a minimum Debt Service Coverage Ratio, measured as of September 29, 2001 for the four fiscal quarters of the Borrower then ended, of 0.60 to1.00; provided further, that for purposes of this Section 13.1, for any four fiscal quarter period that includes any period of time prior to November 27, 1997(a "Pre-Reorganization Period"), determination of the numerator and denominator of the Debt Service Coverage Ratio shall be based on actual consolidated financial information for the Borrower and its Subsidiaries for the period occurring after November 26, 1997 and pro forma consolidated financial information for the Borrower, The Mrs. Fields' Brand, Inc. and Pretzel Time for the applicable Pre-Reorganization Period (determined in accordance with GAAP as if the Borrower owned the same interests in The Mrs. Fields' Brand, Inc. and Pretzel Time as it owns on the date of this Agreement, but subject to the condition that such consolidated financial information of the Borrower with respect to such Pre-Reorganization Period may be adjusted to eliminate certain historical expenses that are not expected to recur after the consummation of the Pretzel Contributions on November 26, 1997 so long as such adjustments are not deemed to be contrary to the requirements of Regulation S-X under the Securities Act of 1933 (the "Securities Act") by an Accounting Firm and the further condition that, in calculating the Debt Service Coverage Ratio for any period, to the extent that the proceeds from the incurrence of any Indebtedness are to be used to fund the acquisition of Equity Interests, the Borrower may include any pro forma adjustments permitted by Regulation S-X under the Securities Act in its calculation of the amount of Free Cash Flow that relates solely to such acquisition, so long as such pro forma adjustments are not deemed to be contrary to the requirements of Rule 11-02 of Regulation S-X under the Securities Act in writing by an Accounting Firm.)"

    b.
    By deleting Section 13.2 in its entirety and replacing it with the following:

            "Section 13.2 Maximum Capital Expenditures. The Borrower shall not make any Capital Expenditures, individually or in the aggregate, in excess of $14,000,000 in any fiscal year of the Borrower; provided, however, that for the fiscal year of Borrower ending December 29, 2001, Borrower shall not make any Capital Expenditures in excess of $14,000,000, which amount is net of the cost of Borrower's stores built and sold to franchisees during such fiscal year."

  3.
  Amendment Fee. Concurrently with the execution hereof, Borrower shall pay to LaSalle an amendment fee of $60,000. Borrower hereby acknowledges and agrees that LaSalle may debit any account of Borrower or make an advance on the Revolving Loan for the payment of the amendment fee.

  4.
  Representations and Warranties. Borrower hereby represents, warrants and covenants to LaSalle that:

  a.
  Authorization. The Borrower is duly authorized to execute and deliver this Sixth Amendment and all deliveries required hereunder, and is and will continue to be duly authorized to borrow monies under the Loan Agreement, as amended hereby, and to perform its obligations under the Loan Documents.

  b.
  No Conflicts. The execution and delivery of this Sixth Amendment and all deliveries required hereunder, and the performance by the Borrower of its obligations under the Loan Documents do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

  c.
  Validity and Binding Effect. This Sixth Amendment and the Loan Documents are a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

  d.
  No Events of Default. As of the date hereof, no Default or Event of Default under the Loan Documents has occurred or is continuing.

  e.
  Warranties. As of the date hereof, the representations and warranties in the Loan Agreement are true and correct as though made on such date, except where a different date is specifically indicated.

  5.
  Miscellaneous.

  a.
  Captions. Section captions and headings used in this Sixth Amendment are for convenience only and are not part of and shall not affect the construction of this Sixth Amendment.

  b.
  Governing Law. This Sixth Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Sixth Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Sixth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Sixth Amendment.

  c.
  Counterparts. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

  d.
  Successors and Assigns. This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

  e.
  References. From and after the date of execution of this Sixth Amendment, any reference to the Loan Agreement or the other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Sixth Amendment shall be deemed to include this Sixth Amendment unless the context shall otherwise require.

  f.
  Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Sixth Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish the Loan Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Loan Agreement which is evidenced by the Revolving Note provided for therein and secured by the Collateral. The Loan Agreement, except as modified hereby, and each of the other Loan Documents remain in full force and effect and are hereby reaffirmed in all respects.

        IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to Amended and Restated Loan and Security Agreement as of the date first set forth above.

MRS. FIELDS' ORIGINAL COOKIES, INC., a Delaware Corporation
By:	/s/ SANDRA M. BUFFA
Sandra M. Buffa Senior Vice President, CEO
LASALLE BANK NATIONAL ASSOCIATION, a national banking association
By:	/s/ MICHAEL K. KRIZ
Michael K. Kriz Vice President, Leveraged Finance